UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2005

PLURISTEM LIFE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-31392
(Commission File Number)

98-0351734
(IRS Employer Identification No.)

MATAM Advanced Technology Park, Building No. 20, Haifa, Israel 31905
(Address of principal executive offices and Zip Code)

011-972-4-850-1080
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

The board of directors of our company approved the issuance of 2,400,000 shares of our common stock and the issuance of 2,400,000 common stock purchase warrants as a bonus to our Chief Executive Officer, Dr. Shai Meretzki, in connection with the issuance of a Notice of Allowance by the United States Patent Office for our patent application number 09/890,401. Each warrant is exercisable until November 30, 2006 into one common share at a price of $0.30 per share. We have agreed to register the shares issuable on exercise of the warrants. The securities are to be issued in reliance on Regulation S.

Item 8.01. Other Events

On January 4, 2005, 2005, the United States Patent office issued a Notice of Allowance of Patent for our patent application number 09/890,401. We consider the granting of this patent to be extremely important to our company as we will have United States patent protection for a fundamental invention which is the basis of our research and development. The patent is called “Method of Producing Undifferentiated Hematopoietic Stem Cells Using a Stationary Phase Plug Flow Bioreactor”. We are required to pay a fee by April 4, 2005 in order to have the patent granted. In connection with the issuance of the Notice of Allowance we have granted to Dr. Shai Meretzki, our Chief Executive Officer, a bonus payable in common shares and common share purchase warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM LIFE SYSTEMS, INC.

By: /s/ Shai Meretzki
Shai Meretzki
Date: March 23, 2005